Exhibit 32.1
Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Darryl Rawlings, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.
The Quarterly Report of Trupanion, Inc. on Form 10-Q for the quarterly period ended September 30, 2017, as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Trupanion, Inc.

Date: November 8, 2018

/s/ Darryl Rawlings

Darryl Rawlings
Chief Executive Officer and President
(Principal Executive Officer)